PROFESSIONALLY MANAGED PORTFOLIOS

FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of the 8TH day of March, 2010, to the Distribution Agreement, dated as of July 27, 2009 (the "Agreement") is entered into by and among  PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”), on behalf of its separate series listed on Exhibit A attached hereto (as amended from time to time), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and BROWN INVESTMENT ADVISORY INCORPORATED, a Maryland corporation, and the investment advisor to the Trust (the “Advisor”),

WHEREAS, the parties to the Agreement desire to amend the Agreement to add funds and amend the fees in the manner set forth herein;

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit A (“Amended Exhibit A”) attached herein.

Exhibit B of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit B (“Amended Exhibit B”) attached herein.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

PROFESSIONALLY MANAGED	QUASAR DISTRIBUTORS, LLC
PORTFOLIOS

By: ____________________________	By: _______________________________

Name: Robert M. Slotky	Name: James R. Schoenike

Title: President	Title: President

BROWN INVESTMENT ADVISORY INCORPORATED

By: ____________________________

Name: __________________________

Title: __________________________

Winslow & Brown

Amended Exhibit A
to the
Distribution Agreement – Professionally Managed Portfolios

Separate Series

Name of Series	Date Added

Winslow Green Growth Fund	February 11, 2008
Winslow Green Solutions Fund	February 11, 2008

Brown Advisory Growth Equity Fund	on or after April 12, 2010
Brown Advisory Value Equity Fund	on or after April 12, 2010
Brown Advisory Flexible Value Fund	on or after April 12, 2010
Brown Advisory Small-Cap Growth Fund	on or after April 12, 2010
Brown Cardinal Small Companies Fund	on or after April 12, 2010
Brown Advisory Small-Cap Fundamental Value Fund	on or after April 12, 2010
Brown Advisory Opportunity Fund	on or after April 12, 2010
Brown Advisory Core International Fund	on or after April 12, 2010
Brown Advisory Maryland Bond Fund	on or after April 12, 2010
Brown Advisory Intermediate Income Fund	on or after April 12, 2010

Winslow & Brown

Amended Exhibit B to the
Distribution Agreement – Professionally Managed Portfolios
QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES ANNUAL FEE SCHEDULE at March, 2010
Basic Distribution Services Per Fund Complex*
• $75,000 per year
• Additional funds – $5,000 per fund per year
Advertising Compliance Review/FINRA Filings
• $175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter, 2 day turnaround
• Non-FINRA filed materials, e.g. Internal Use Only Materials
$75 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if tape or video) thereafter, 2 day turnaround
• FINRA Expedited Service for 3 Day Turnaround from the FINRA after Quasar’s same-day review
$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter.  (Comments are faxed. The FINRA may not accept an expedited request.)
Licensing of Investment Advisor’s Staff (if desired)
• $2,500 per year per registered representative (“RR”).
• Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
• $3,000 per FINRA designated branch location
• Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees.
Fund Fact Sheets
• Design - $1,000 per fact sheet, includes first production
• Production - $500.00 per fact sheet per production period
• All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.
• Web sites, brochures and other sales support materials – Project priced via Quasar proposal.
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:
• typesetting, printing and distribution of Prospectuses and shareholder reports
• production, printing, distribution and placement of advertising and sales literature and materials
• engagement of designers, free-lance writers and public relations firms
• long-distance telephone lines, services and charges
• postage
• overnight delivery charges
• FINRA registration fees
(FINRA advertising filing fees are included in Advertising Compliance Review section above)
• record retention
• travel, lodging and meals
Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule on this Amended Exhibit B.
Brown Investment Advisory Incorporated

By:_______________________________

Name:____________________________

Title:_____________________________         Date:____________________________

Winslow & Brown